UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 11, 2007

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Federal	000-50901	20-0945587
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho 83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
       CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
       CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On May 11, 2007, the Boards of Directors of Home Federal MHC, Home Federal Bancorp, Inc. and Home Federal Bank adopted a Plan of Conversion and Reorganization pursuant to which Home Federal Bank will reorganize from the mutual holding company structure to the stock holding company structure. Pursuant to the terms of the Plan, Home Federal MHC will convert to a federal interim stock savings bank and simultaneously merge with and into Home Federal Bank, with Home Federal Bank as the survivor. Additionally, Home Federal Bancorp, Inc. will also convert to a federal interim stock savings bank and simultaneously merge with and into Home Federal Bank, with Home Federal Bank as the survivor. Home Federal Bank will form a new Maryland corporation that will serve as the holding company for Home Federal Bank. Shares of Home Federal Bancorp, Inc.'s common stock, other than those held by Home Federal MHC, will be converted into shares of the new Maryland corporation pursuant to an exchange ratio designed to preserve the aggregate percentage ownership interest of the minority shareholders.

The new Maryland holding company will offer shares of its common stock for sale to Home Federal Bank's eligible account holders, to Home Federal Bank's tax qualified employee benefit plans and to members of the general public in a subscription and community offering in the manner, and subject to the priorities, set forth in the Plan. The highest priority will be depositors with qualifying deposits as of March 31, 2006.

The conversion and reorganization will be subject to approval of Home Federal Bank's depositors, Home Federal Bancorp, Inc.'s shareholders (including the approval of a majority of the shares held by persons other than Home Federal MHC) and regulatory agencies.

The foregoing summary of the Plan of Conversion and Reorganization is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the press release announcing the adoption of the Plan of Conversion and Reorganization is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

            (c)      Exhibits

              2.1    Plan of Conversion and Reorganization

            99.1    Press release of Home Federal Bancorp, Inc. dated May 11, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: May 11, 2007	By: /s/Daniel L. Stevens
Daniel L. Stevens
President and Chief Executive Officer

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Exhibit 2.1

Plan of Conversion and Reorganization

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PLAN OF CONVERSION AND REORGANIZATION

of

HOME FEDERAL MHC

HOME FEDERAL BANCORP, INC.

and

HOME FEDERAL BANK

Adopted by the Boards of Directors on May 11, 2007

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PLAN OF CONVERSION AND REORGANIZATION

        This PLAN OF CONVERSION AND REORGANIZATION, dated as of May 11, 2007, is by and among Home Federal MHC, a federally-chartered mutual holding company, Home Federal Bancorp, Inc., a federally-chartered stock corporation, and Home Federal Bank, a federally-chartered stock savings bank. For purposes of this Plan, all capitalized terms shall have the meanings assigned to them in Section II hereof.

I.       Introductory Statement

        The Boards of Directors of the Primary Parties have adopted this Plan to facilitate the reorganization of the Mutual Holding Company from mutual to stock form. On December 6, 2004, the Savings Bank reorganized into the two-tiered mutual holding company form of organization. In connection with that transaction, the Mid-Tier Holding Company was formed to own all of the stock of the Savings Bank and the Mid-Tier Holding Company issued (i) 6,083,500 shares of its common stock to eligible depositors of the Savings Bank and to the Home Federal Bancorp, Inc. Employee Stock Ownership Plan;(ii) 146,004 shares to the Home Federal Foundation, Inc.; (iii) 9,125,250 shares to the Mutual Holding Company. Also in connection with that transaction the Savings Bank converted from a federally-chartered mutual savings and loan association to a federally chartered stock savings bank and became the wholly owned subsidiary of the Mid-Tier Holding Company.

        As part of the Conversion and Reorganization provided for herein, as described in more detail in Section III, the Mutual Holding Company will convert from mutual to stock form through a series of simultaneous mergers pursuant to which (i) the Mutual Holding Company will cease to exist and a liquidation account will be established by the Savings Bank for the benefit of the holders of Deposit Accounts as of specified dates, and (ii) the Savings Bank will become a wholly owned subsidiary of the Holding Company. In addition, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein. At the discretion of the Boards of Directors of the Primary Parties, the Conversion and Reorganization may be effected in any other manner approved by the OTS that is consistent with the purposes of this Plan and applicable laws and regulations.

        Pursuant to this Plan, shares of Conversion Stock will be offered in a Subscription Offering pursuant to Subscription Rights at the Purchase Price, first to Eligible Account Holders, second to Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders and fourth to Other Members. Concurrently with or immediately after the Subscription Offering, shares not subscribed for in the Subscription Offering will be offered as part of the Conversion to the general public in a Direct Community Offering. Shares remaining may then be offered to the general public in a Syndicated Community Offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Holding Company's Common Stock, giving effect to the completion of the Conversion and Reorganization.

        The Boards of Directors of the Primary Parties believe that the conversion of the Mutual Holding Company to stock form is in the best interests of the Primary Parties, as well as the best interests of the Members of the Mutual Holding Company and stockholders of the Mid-Tier Holding Company. The Boards of Directors determined that this Plan equitably provides for the interests of the Members through the granting of Subscription Rights and the establishment of the Liquidation Account. Further, these Boards of Directors determined that the Plan is fair and equitable to the current public stockholders of the Mid-Tier Holding Company and would not adversely impact the stockholders' equity of the Savings Bank. The Conversion and Reorganization will result in the raising of additional capital for the Savings Bank and the Holding Company. In addition, the Reorganization has been structured to re-unite the accumulated earnings and profits retained by the Mutual Holding Company with the retained earnings of the Holding Company through a tax-free reorganization.

        The Conversion and Reorganization are intended to provide an additional source of capital not now available in order to allow the Savings Bank and the Holding Company to better serve the needs of the community through increased lending to support continued growth in the Savings Bank's residential, residential development, construction commercial real estate and commercial business loan portfolios, and the potential opening or acquisition of additional branch offices. The proposed structure will also provide a more flexible operating structure for acquisitions of other financial institutions or other businesses related to banking (although no mergers or acquisitions are currently planned)

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and other general corporate purposes. Accordingly, the Boards of Directors of the Primary Parties believe that it is in the best interests of the companies and their respective constituencies to raise additional capital at this time.

        Consummation of the Conversion and Reorganization is subject to the approval of this Plan and the Conversion and Reorganization by : (i) a majority of the total number of votes eligible to be cast at a special meeting of the Members of the Mutual Holding Company to be called to consider and vote on the Conversion and Reorganization (ii) the holders of a majority of the outstanding shares of common stock of the Mid-Tier Holding Company eligible to vote and (iii) the holders of a majority of the outstanding shares of the Mid-Tier Holding Company, excluding the shares held by the Mutual Holding Company. In addition, in order to consummate the Conversion and Reorganization, this Plan must be filed with and approved by the OTS in accordance with the Regulations.

        After the Conversion and Reorganization, the Savings Bank will continue to be regulated by the OTS, as its chartering authority, and by the FDIC, which insures the Savings Bank's deposits. The Holding Company will be regulated by the OTS. In addition, all insured savings deposits will continue to be insured by the FDIC up to the maximum amount provided by law. No change will be made in the Board of Directors or management of the Savings Bank as a result of the Conversion and Reorganization.

II.     Definitions

        As used in this Plan, the terms set forth below have the following meanings:

        A.        Acting in Concert: (1) Knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Persons living at the same Residence, whether or not related, will be deemed to be Acting in Concert, unless otherwise determined by the Boards of Directors of the Primary Parties. A Person who acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated, and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Boards of Directors of the Primary Parties or Officers designated by such Boards and may be based on any evidence upon which the Board or such Officer chooses to rely, including, without limitation, the fact that such Persons have joint accounts at the Savings Bank or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors, Officers and employees of the Primary Parties shall not be deemed to be Acting in Concert solely as a result of their capacities as such.

        B.         Application for Conversion: The Form AC and related application materials submitted to the OTS for approval of the Conversion and Reorganization.

        C.        Associate: When used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Primary Parties or a majority-owned subsidiary of any of the Primary Parties) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except a Tax-Qualified Employee Stock Benefit Plan and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of any of the Primary Parties or their subsidiaries and (iv) any person Acting in Concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax Qualified Employee Plan shall not be deemed to be an Associate of any Director or Officer of the Primary Parties solely as a result of their capacities as such. When used to refer to a Person other than an Officer of Director of the Savings Bank, the Savings Bank in its sole discretion may determine the Persons that are Associates of other Persons.

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       D.      Capital Stock: Any and all authorized capital stock in the Savings Bank.

        E.    Conversion and Reorganization: Conversion and Reorganization means: (i) the conversion of Mid-Tier Holding Company to Interim One and the subsequent Mid-Tier Holding Company Merger, pursuant to which the Mid-Tier Holding Company will cease to exist; (ii) the conversion of the Mutual Holding Company to Interim Two and the subsequent MHC Merger, pursuant to which the Mutual Holding Company will cease to exist; (iii) the formation of Interim Three and the Holding Company Merger pursuant to which the Savings Bank will become a wholly owned subsidiary of the Holding Company and, in connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately before the effective time thereof held by a Minority Stockholder shall automatically be converted , without further action by the holder thereof, into the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional interest; and (iv) the issuance of Holding Company Common Stock in the Offerings as provided herein.

        F.        Conversion Stock: Holding Company Common Stock to be issued and sold by the Holding Company pursuant to this Plan.

       G.        Deposit Account: Any withdrawable account maintained at the Savings Bank, including, without limitation, savings, time, demand, NOW, money market, certificate and passbook accounts.

        H.        Direct Community Offering: The offering for sale of Conversion Stock to the public.

        I.         Director: A member of the Board of Directors of any of the Primary Parties.

        J.         Eligible Account Holder: Any Person holding a Qualifying Deposit on the Eligibility Record Date.

        K.        Eligibility Record Date: The date for determining Qualifying Deposits of Eligible Account Holdings and the close of business on March 31, 2006.

        L.       Estimated Valuation Range: The range of the minimum and maximum estimated aggregate pro forma market value of the Conversion Stock to be issued in the Offerings, as set forth in the independent valuation prepared by the Independent Appraiser in accordance with Section X.B hereof.

        M.    ESOP: The Tax-Qualified Employee Stock Benefit Plan adopted by the Holding Company or the Savings Bank in connection with the Conversion and Reorganization, the purpose of which shall be to acquire capital stock of the Holding Company, including Conversion Stock.

        N.     Exchange Ratio: Exchange Ratio means the rate at which shares of the Holding Company Common Stock will be exchanged for shares of the Mid-Tier Holding Company Common Stock held by Minority Stockholders in connection with the Holding Company Merger. The exact rate shall be determined by the Mutual Holding Company, the Mid-Tier Holding Company and the Savings Bank to ensure that upon consummation of the Conversion and Reorganization, the Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of Mid-Tier Holding Company Common Stock owned by them in the aggregate immediately before the Conversion and Reorganization, after giving effect to the assets of, and any dividends waived by, the MHC, only if required by the OTS, and before giving effect to: (i) cash paid in lieu of any fractional shares of Holding Company Common Stock; and (ii) the shares purchased by the Minority Stockholders in the Offerings.

        O.      Exchange Shares: Exchange Shares means the shares of Holding Company Common Stock to be issued to the Minority Stockholders in connection with the Holding Company Merger.

        P.        FDIC: Federal Deposit Insurance Corporation.

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       Q.     Holding Company: Home Federal Bancorp, Inc., a stock corporation to be organized under the laws of the State of Maryland. Such corporation will be initially formed as a first-tier, wholly owned subsidiary of the Savings Bank. Upon completion of the Conversion and Reorganization, the Holding Company shall own all of the outstanding capital stock of the Savings Bank.

        R.        Holding Company Application: The Holding Company's application to the OTS to become a savings and loan holding company.

        S.        Holding Company Merger: Holding Company Merger means the merger of Interim Three with and into the Savings Bank.

        T.        Holding Company Common Stock: The authorized common stock of the Holding Company, par value $.01 per share.

        U.        Holding Company Stock: Any and all authorized capital stock of the Holding Company.

        V.        Independent Appraiser: The independent financial consulting firm retained by the Holding Company and the Savings Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

        W.     Interim One: Interim One means Home Federal Interim One Savings Bank, which will be the resultant entity following the conversion of the Mid-Tier Holding Company and subsequently will be merged with and into the Savings Bank.

        X.      Interim Two: Interim Two means Home Federal Interim Two Savings Bank, which will be the resultant entity following the conversion of the Mutual Holding Company and subsequently will be merged with and into the Savings Bank.

        Y.       Interim Three: Interim Three means Home Federal Interim Three Savings Bank, which will be formed as an interim federal stock savings bank and a wholly subsidiary of the Holding Company to effect the Holding Company Merger.

        Z.         Liquidation Account: The account to be established by the Savings Bank pursuant to Section XIII hereof.

        AA.     Local Community: Ada, Canyon, Gem and Elmore Counties of the State of Idaho, the counties in which the Savings Bank maintains offices.

        BB.     Market Maker: A dealer (i.e., any Person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system or furnishes bona fide competitive bid and offer quotations on request or (ii) furnishes bona fide competitive bid and offer quotations on request and (iii) is ready, willing and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

        CC.    Member Proxy Statement: The document describing the Conversion and Reorganization to be used in connection with the solicitation of votes for the Special Meeting of Members.

        DD.   Members: All Persons or entities who qualify as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and applicable laws and regulations and shall include any Person holding a Deposit Account as of the Record Date and borrowers from the Savings Bank who had loan outstanding from the Savings Bank as of December 6, 2004 that continued to be outstanding as of the close of business on the Record Date.

        EE.     MHC Merger: MHC Merger means the merger of Interim Two, the successor of the Mutual Holding Company following its conversion to an interim federal stock savings bank, with and into the Savings Bank.

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        FF.       Mid-Tier Holding Company: Home Federal Bancorp, Inc., a federally-chartered corporation.

        GG.      Mid-Tier Holding Company Common Stock: Shares of common stock, par value $.01 per share of the Mid-Tier Holding Company.

        HH.    Mid-Tier Holding Company Merger: The merger of the Mid-Tier Holding Company (following its conversion to a federal interim stock savings bank) with and into the Savings Bank.

        II.         Minority Stockholder: Minority Stockholder means any owner of Mid-Tier Holding Company Common Stock, other than the Mutual Holding Company.

        JJ.        Mutual Holding Company: Home Federal MHC, a federally chartered mutual holding company.

       KK.     Non-Tax Qualified Employee Plan: Any defined benefit plan or defined contribution plan of the Savings Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, which with its related trust does not meet the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

        LL.      Offering Range: The range of the minimum and maximum number aggregate values determined by the Boards of Directors of the Primary Parties within which the aggregate offering price of Conversion Stock sold in the Conversion and Reorganization will fall. The Offering Range will be within the estimated aggregate pro forma market value of the Conversion Stock, as determined by the Independent Appraiser in accordance with Section X.B hereof. The maximum of the Offering Range shall be no more than 15% above the average of the minimum and maximum of such range and the minimum of which shall be no more than 15% below such average.

        MM.     Offerings: The Subscription Offering, the Direct Community Offering and Syndicated Community Offering, if any.

        NN.      Officer: An executive officer of any of the Primary Parties, which includes the Chairman, Chief Executive Officer, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business functions, the Secretary and the Treasurer as well as any other person performing similar functions.

        OO.       Order Forms: Forms to be used to order Conversion Stock provided to Participants in the Offerings pursuant to this Plan.

        PP.       Other Member: Holder of a Deposit Account (other than Eligible Account Holders or Supplemental Eligible Account Holders) and borrowers from the Savings Bank as of the Record Date.

        QQ.       OTS: The Office of Thrift Supervision of the United States Department of the Treasury.

        RR.        Participant: Any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Member.

        SS.       Person: An individual, a corporation, a limited liability company, a partnership, a limited liability partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

       TT.        Plan: This Plan of Conversion and Reorganization as adopted by the Boards of Directors of the Primary Parties and any amendment hereto approved as provided herein. The Boards of Directors of the Holding Company and interim savings banks shall adopt this Plan as soon as practicable following their organization.

        UU.        Primary Parties: The Mutual Holding Company, the Mid-Tier Holding Company and the Savings Bank.

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        VV.      Prospectus: The one or more documents to be used in offering the Conversion Stock in the Offerings.

        WW.   Purchase Price: The price per share at which the Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

        XX.      Qualifying Deposit: The aggregate balance of all Deposit Accounts of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date and (ii) a Supplemental Eligible Account Holding at the close of business on the Supplemental Eligibility Record Date; provided, however, in either case that no Deposit Account with a balance of less than $50 shall constitute a Qualifying Deposit.

        YY.     Record Date: Date which determines which Members are entitled to vote at the Special Meeting of Members as determined by the Board of Directors of the Mutual Holding Company and Stockholders entitled to vote at the Special Meeting of Stockholders as determined by the Board of Directors of the Mid-Tier Holding Company.

        ZZ.     Registration Statement: The registration statement on Form S-1 or other applicable forms filed by the Holding Company with the SEC for the purpose of registering the Conversion Stock under the Securities Act of 1933, as amended.

        AAA.   Regulations: The rules and regulations of the OTS.

        BBB.   Residence: The terms "residence," "reside," "resided" or "residing" as used herein with respect to any person shall mean any person who occupied a dwelling in the communities in which the Savings Bank does business, has an intent to remain with such communities for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within such communities together with an indication that such presence within such communities is something other than merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be in these communities. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Primary Parties may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. Unless the Primary Parties determine otherwise, Persons having the same address and Persons exercising subscription rights through Qualifying Deposits at the same address will be subject to the overall purchase limitation contained in Section X.E.1. Any such a determination as to Residence or the purchase limitations applicable to persons at the same address shall be in the sole discretion of the Boards of Directors of the Primary Parties.

        CCC.     Savings Bank: Home Federal Bank, a federally-chartered stock savings bank.

       DDD.    Savings Bank Common Stock: The common stock of the Savings Bank, par value $1.00 per share, which stock is not and will not be insured by the FDIC or any other governmental authority, all of which will be held by the Holding Company.

        EEE.      SEC: U.S. Securities and Exchange Commission.

       FFF.      Special Meeting of Members: The special meeting of Members of the Mutual Holding Company called for the purpose of considering and voting on this Plan, including any adjournments of such meeting.

       GGG.     Special Meeting of Stockholders: The special meeting of stockholders of the Mid-Tier Holding Company called for the purpose of considering and voting on this Plan, including any adjournments of such meeting.

        HHH.     Stockholder Proxy Statement: The document used to solicit approval of the Plan by the Minority Stockholders.

         III.         Subscription Offering: The offering of Conversion Stock to Participants in accordance with this Plan.

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        JJJ.        Subscription Rights: Non-transferable, non-negotiable, personal rights granted to Participants pursuant to the terms of this Plan to purchase Conversion Stock.

        KKK.    Supplemental Eligibility Record Date: The date for determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be the last day of the calendar quarter preceding the approval of this Plan by the OTS.

        LLL.    Supplemental Eligible Account Holder: Any person holding a Qualifying Deposit (other than an Officer or Director or their Associates) on the Supplemental Eligibility Record Date provided, however, that any Director or Officer of the Savings Bank employed, appointed or elected for the first time to such office after the Eligibility Record Date, and his or her Associates, shall not be precluded from being a Supplemental Eligible Account Holder solely by reason of holding such office.

        MMM.  Syndicated Community Offering: The offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Direct Community Offering.

        NNN.       Tax Qualified-Employee Stock Benefit Plan: Any defined benefit plan or defined contribution plan of the Savings Bank or Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Savings Bank and which, with its related trust meets the requirements to be "qualified" under section 401of the Internal Revenue Code. A "non-tax-qualified employee stock benefit plan" is any defined benefit plan or defined contribution plan that is not so qualified.

 III.   General Procedure For Conversion and Reorganization.

         A.         The Boards of Directors of each of the Primary Parties shall adopt this Plan by a vote of not less than two-thirds of its entire membership.

         B.         An Application for Conversion, including this Plan, will be submitted, together with all requisite material, to the OTS for approval. The Primary Parties also will cause notice of the adoption of this Plan by their respective Boards of Directors to be given by publication in a newspaper having general circulation in each community in which an office of the Savings Bank is located; and will make available copies of this Plan at each office of the Primary Parties for inspection by Members. After receipt of notice from the OTS to do so, the Primary Parties will post the notice of the filing of the Application for Conversion in each of their offices and will again publish, in accordance with the requirements of the Regulations, a notice of the filing with the OTS of an application to convert the Mutual Holding Company from mutual to stock form.

          C.         The Mid-Tier Holding Company shall file a preliminary Stockholder Proxy Statement with the OTS and the SEC to seek approval of the Plan by its stockholders. Promptly following the clearance of such Stockholder Proxy Statement and the receipt of any other requisite approval of the OTS, the Mid-Tier Holding Company will mail definitive proxy materials to all Minority Stockholders as of the Record Date, at their last known address appearing on the records of the Mid-Tier Holding Company, for their consideration and approval of the Plan at the Special Meeting of Stockholders. The Minority Stockholders shall have dissenters' and appraisal rights in connection with their vote on the Conversion and Reorganization to the extent required by Section 552.14 of the Regulations.

          D.         The Holding Company shall file a Registration Statement with the SEC to register the Conversion Stock under the Securities Act of 1933, as amended, and shall further register the Conversion Stock under any applicable state securities laws, subject to the limitations set forth in Section X.J hereof. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Participants. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Direct Community Offering and/or a Syndicated Community Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section X hereof. The Holding Company shall contribute to the Savings Bank an amount of the net proceeds received by the Holding Company from the sale of Conversion Stock as shall be determined by the Boards of Directors of the Holding Company and the Savings Bank and as shall be approved by the OTS.

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           E.         All assets, rights, interest, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion and Reorganization without any deed or other document of transfer. The Holding Company without any order or action on the part of any court or otherwise and without any document of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or fiduciary in the same manner and to the same extent as such rights, franchises, interests and powers were held or enjoyed by Mid-Tier Holding Company. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company immediately before the Conversion and Reorganization, including liabilities for all debts, obligations and contracts of Mid-Tier Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, book or accounts or records of Mid-Tier Holding Company. By participating in the Conversion and Reorganization, the Holding Company shall have approved the Home Federal Employee Stock Ownership Plan, the Home Federal Bancorp 2005 Stock Option and Incentive Plan and the Home Federal Bancorp 2005 Recognition and Retention Plan, as in effect or hereafter amended, as plans of the Holding Company and shall have agreed to issue Holding Company Common Stock, in lieu of Mid-Tier Holding Company Common Stock, as adjusted, to the extent appropriate, by the Exchange Ratio, pursuant to the terms of those plans.

            F.         Promptly following approval of the Application for Conversion by the OTS, this Plan will be submitted to the Members for their consideration and approval at the Special Meeting. The Mutual Holding Company shall mail to all Members as of the Record Date, at their last known address appearing on the records of the Savings Bank, the Member Proxy Statement describing this Plan which will be submitted to a vote of the Members at the Special Meeting. The Holding Company shall also mail to Participants either a Prospectus and Order Form for the purchase of Conversion Stock or a letter informing them or their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to the provisions of Section X hereof. In addition, Participants will receive, or be given the opportunity to request by either returning a postage prepaid card which will be distributed with the Member Proxy Statement or letter or sending another written communication, a copy of the articles of incorporation and bylaws of the Holding Company.

            G.         Subscription Rights will be issued without payment therefor to the Participants as set forth in Section X hereof.

        H.         This Plan must be approved by: (1) a majority of the total number of votes eligible to be cast at the Special Meeting of Members of the Mutual Holding Company to be called to consider and vote on the Conversion and Reorganization (2) the holders of a majority of the outstanding shares of common stock of the Mid-Tier Holding Company eligible to vote and (3) the holders of a majority of the outstanding shares of the Mid-Tier Holding Company, excluding the shares held by the Mutual Holding Company.

           I.         The effective date of the Conversion and Reorganization shall be the date set forth in Section IX hereof. Upon the effective date, the following transactions shall occur:

                         (i)         The Holding Company will form Interim Three as its wholly owned subsidiary and the Board of Interim Three shall adopt an agreement and plan of merger providing for the Holding Company Merger by at least a two-thirds vote. The Holding Company shall approve this agreement and plan of merger in its capacity as sole stockholder of Interim Three and the Mid-Tier Holding Company shall approve this agreement and plan of merger in its capacity as sole stockholder of the Savings Bank.

                         (ii)         The Mutual Holding Company shall convert from a federal mutual holding company to Interim Two. The Mid-Tier Holding Company shall convert into Interim One and simultaneously merge with and into the Savings Bank in the Mid-Tier Merger, with the Savings Bank being the surviving institution. Immediately thereafter, the Mutual Holding Company as converted, shall merge with and into the Savings Bank in the MHC Merger, with the Savings Bank being the surviving institution. As a result of the MHC Merger and the Mid-Tier Merger: (a) the shares of the Mid-Tier Holding Company Common Stock held by the Mutual Holding Company (following its conversion to an interim federal stock savings bank) shall be extinguished; and (b) Members of the Mutual Holding Company will be granted interests in the Liquidation Account.

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                         (iii)         Interim Three shall merge with and into the Savings Bank pursuant to the Holding Company Merger, with the Savings Bank being the surviving institution. As a result of the Holding Company Merger: (a) the shares of Mid-Tier Holding Company Common Stock held by the Savings Bank shall be extinguished; (b) the shares of Mid-Tier Holding Company Common Stock held by the Minority Stockholders shall be converted into the right to receive shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based on the Purchase Price; and (c) the shares of common stock of Interim Three held by the Holding Company shall be converted into shares of Savings Bank Common Stock on a one-for-one basis, with the result that the Savings Bank shall become a wholly owned subsidiary of the Holding Company. In addition, as a result of the Holding Company Merger, options to purchase shares of Mid-Tier Holding Company Common Stock that are outstanding immediately before the consummation of the Conversion and Reorganization shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

                           (iv)         The Holding Company shall sell an amount of Conversion Stock determined in accordance with Section X hereof.

              J.          The offices of the Savings Bank shall be unaffected by the Conversion and Reorganization.

              K.         The Primary Parties shall obtain an opinion of their tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Conversion and Reorganization will not result in any gain or loss for Federal income tax purposes to the Primary Parties or the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Receipt of a favorable opinion or ruling is a condition precedent to the completion of the Conversion and Reorganization.

             L.         The Charter of the Savings Bank shall be amended upon consummation of the Conversion and Reorganization to reflect the Savings Bank's Liquidation Account obligation pursuant to Section XIII hereof. The Bylaws of the Savings Bank shall be unaffected by the Conversion and Reorganization.

             M.           The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including in connection with the Subscription Offering, Direct Community Offering and/or any Syndicated Community Offering, the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms.

IV.   Meeting of Members

        Upon receipt of approval of the Application for Conversion by the OTS, the Special Meeting shall be scheduled in accordance with the Mutual Holding Company's Bylaws. Promptly after receipt of approval from the OTS and at least 20 days but not more than 45 days prior to the Special Meeting, the Mutual Holding Company shall distribute proxy solicitation materials to all Members and beneficial owners of accounts held in fiduciary capacities where the beneficial owners possess voting rights as of the Record Date. The proxy solicitation materials shall include a copy of the Member Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a copy of this Plan and/or the Prospectus. The Mutual Holding Company shall also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and Reorganization and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

        At the Special Meeting, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of this Plan. For purposes of voting at the Special Meeting, Members who are depositors of the Savings Bank shall be entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawable value of all of the depositor's Deposit Accounts as of the Record Date, Members who are borrowers shall be entitled to cast one vote, in addition to any votes they may also be entitled to cast as depositors, and no Member shall be entitled to cast more than 1,000 votes. Voting may be in person or by proxy. The OTS shall be notified promptly of the actions of the Members.

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V.     Summary Proxy Statement

        The Member Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-face type that a more detailed description of the Conversion and Reorganization may be obtained by returning an enclosed postage prepaid card or other written communication requesting supplemental information. Without prior approval of the OTS, the Special Meeting shall not be held less than 20 days after the last day on which such supplemental information statement is mailed to requesting Members. The supplemental information statement may be combined with the Prospectus if the Subscription Offering is commenced concurrently with or during the proxy solicitation of Members for the Special Meeting.

VI.     Timing of Subscription Offering

        The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Direct Community Offering concurrently with or during the proxy solicitation of Members. The Holding Company may close the Subscription Offering before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of this Plan by the Members at the Special Meeting.

        The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion and Reorganization. The Primary Parties may consider a number of factors in determining such timing, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

        The Primary Parties shall, promptly after: (1) the OTS has approved the Application for Conversion and authorized the Member Proxy Statement and Prospectus for use, (2) the OTS has approved the Mid-Tier Holding Company Merger and the MHC Merger, (3) the SEC has declared the Registration Statement, which includes the Prospectus, effective, (4) the SEC and OTS has cleared the Stockholder Proxy Statement and (5) all other required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants at their last known addresses appearing on the records of the Savings Bank as of the Record Date for the purpose of enabling them to exercise their respective Subscription Rights.

VII.   Offering Documents

        The Mutual Holding Company's Member Proxy Statement may require Participants to return to the Savings Bank by a reasonable certain date a postage prepaid card or other written communication requesting receipt of a Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials. If the Subscription Offering is not commenced within 45 days after the Special Meeting of Members, the Savings Bank may transmit, not more than 30 days prior to the commencement of the Subscription Offering, to each Eligible Account Holder, Supplemental Eligible Account Holder and other eligible subscribers who had been furnished with a Member Proxy Statement a notice which shall state that the Savings Bank is not required to furnish a Prospectus to them unless they return by a reasonable date certain a postage prepaid card or other written communication requesting the receipt of the Prospectus.

        Prior to commencement of the Offerings, the Holding Company shall file the Registration Statement. The Holding Company shall not distribute the final Prospectus until the Registration Statement containing same has been declared effective by the SEC.

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VIII.   Combined Subscription and Direct Community Offering

        Instead of a separate Subscription Offering, all Subscription Rights may be exercised by delivery of properly completed and executed Order Forms to the Savings Bank or selling group utilized in connection with the Direct Community Offering and the Syndicated Community Offering. If a separate Subscription Offering is not held, orders for Conversion Stock in the Direct Community Offering shall first be filled pursuant to the priorities and limitations stated in Section X.C, below.

IX.     Effective Date

        The effective date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Merger with the OTS with respect to the Holding Company Merger, or (ii) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Merger relating to the Holding Company Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, and Member and stockholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the Holding Company Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously. The closing of the sale of all shares of Conversion Stock sold in the Offerings and the issuance of the Exchange Shares shall occur simultaneously on the effective date of the Conversion and Reorganization.

X.     Stock Offering

        A.         Number of Shares

      The number of shares of Conversion Stock to be offered pursuant to this Plan shall be determined initially by the Boards of Directors of the Primary Parties in conjunction with the determination of the Estimated Valuation Range. The number of shares to be offered may be subsequently adjusted by the Boards of Directors of the Primary Parties prior to completion of the Offerings.

        B.         Independent Evaluation and Purchase Price of Shares

      The aggregate amount of Conversion Stock to be sold in the Offerings shall be consistent with the estimated pro forma market value of the Conversion Stock, based upon an independent valuation as provided for in this Section X.B. The Primary Parties shall cause the Independent Appraiser to prepare a pro forma valuation of the aggregate market value of the Holding Company Common Stock, giving effect to completion of the Conversion and Reorganization, which shall be submitted to the OTS as part of the Mutual Holding Company's Application for Conversion, such valuation to be expressed in terms of an Estimated Valuation Range.

      Prior to the commencement of the Subscription Offering, an Estimated Valuation Range will be established, which shall be equal to the estimated pro forma market value of the Conversion Stock, as determined by the Independent Appraiser. This amount will be based on a pro forma valuation prepared by the Independent Appraiser of the aggregate market value of the to be outstanding shares of Holding Company Common Stock multiplied by the percentage equal to the Mutual Holding Company's ownership interest in all of the outstanding shares Mid-Tier Holding Company Common Stock. The maximum of the Estimated Valuation Range shall be no more than 15% above the average of the minimum and maximum of such range and the minimum of which shall be no more than 15% below such average. The maximum of the Estimated Valuation Range may be increased by up to 15% subsequent to the Subscription Offering to reflect changes in market and financial conditions or demand for the shares. From time to time, as appropriate or as required by applicable law or the OTS, the Primary Parties shall cause the Independent Appraiser to review developments subsequent to its valuation to determine whether the Estimated Valuation Range should be revised.

      Based on the Estimated Valuation Range, the Boards of Directors of the Primary Parties shall determine the Offering Range by fixing the Purchase Price and establishing a range of the number of shares of Conversion Stock to be offered. The total number of shares of Conversion Stock offered and the Purchase Price shall be subject to increase

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or decrease at any time prior to any Syndicated Community Offering or other method of sale to reflect changes in market and financial conditions. If the aggregate purchase price of the Conversion Stock sold in the Offerings is below the minimum of the Offering Range, or materially above the maximum of the Offering Range, resolicitation of purchasers may be required; provided, that up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Conversion Stock, will not be deemed material so as to require a resolicitation. If a resolicitation of purchasers is required, it shall be effected in such manner and within such time as the Primary Parties shall establish, with the approval of the OTS.

        Notwithstanding the foregoing, shares of Conversion Stock will not be issued unless, prior to the consummation of the Conversion and Reorganization, the Independent Appraiser confirms to the Primary Parties and the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Stock issued in the Conversion and Reorganization multiplied by the Purchase Price is incompatible with the estimate of the aggregate consolidated pro forma market value of the Conversion Stock. If such confirmation is not received, the Primary Parties may cancel the Offerings, extend the Conversion and Reorganization and establish a new Offering Range, hold new Offerings, or take such other action as the OTS may permit.

        If subscriptions for shares of Conversion Stock are in excess of the maximum of the Offering Range, available shares shall be allocated in the following order of priority: (i) if there is an oversubscription at the Eligible Account Holder level, to fill unfulfilled subscriptions of Eligible Account Holders in accordance with Section X.C.1; (ii) to fill the Tax-Qualified Employee Stock Benefit Plans' subscriptions in accordance with Section X.C.2; and (iii) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders in accordance with Section X.C.3 and (iv) if there is an oversubscription at the Other Member level, to fill unfilled subscriptions of Other Members in accordance with Section X.C.4.

        The Holding Company Common Stock to be issued pursuant to this Plan shall upon issuance be fully paid and non-assessable.

        C.         Method of Offering Shares

      Subscription Rights shall be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by this Plan and the Regulations. In order to effect the Conversion, all shares of Conversion Stock proposed to be issued in connection with the Conversion must be sold and, to the extent that shares are available, no subscriber shall be allowed to purchase less than 25 shares; provided, however, that if the purchase price is greater than $20 per share, the minimum number of shares which must be subscribed for shall be adjusted so that the aggregate actual purchase price required to be paid for such minimum number of shares does not exceed $500. The priorities established for the purchase of shares are as follows:

                       1.   Category 1: Eligible Account Holders

      a.      Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case subject to Paragraphs X.E. and X.J., below.

b. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders as follows:

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              (1)       Shares of Conversion Stock shall be allocated so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription,  whichever is less.

              (2)      Any shares of Conversion Stock not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unfilled.

     c.          Subscription Rights received by Officers and Directors of the Primary Parties and their Associates, as Eligible Account Holders, based on their increased deposits in the Savings Bank in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category.

                           2.     Category 2: Tax-Qualified Employee Stock Benefit Plans.

       a.          Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, non-transferable Subscription Rights to purchase in the aggregate up to10% of the Conversion Stock, including shares of Conversion Stock to be issued in the Conversion as a result of an increase in the estimated price range after the commencement of the Subscription Offering and prior to the completion of the Conversion. The Subscription Rights granted to Tax-Qualified Stock Benefit Plans shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that in the event the number of shares offered in the Conversion is increased to an amount greater than the maximum of the estimated price range as set forth in the Prospectus ("Maximum Shares"), the Tax-Qualified Employee Stock Benefit Plans shall have the priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 8% of the Conversion Shares. Shares of Conversion Stock purchased by any individual participant in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of Subscription Rights granted to such participant in his individual capacity as an Eligible Account Holder and/or Supplemental Eligible Account Holder and/or Other Member and/or purchases by such participant in the Direct Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Conversion Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this subparagraph if the individual participant controls or directs the investment authority with respect to such account or subaccount.

       b.              Tax-Qualified Employee Stock Benefit Plans may use funds contributed or borrowed by the Holding Company or the Savings Bank and/or  borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Savings Bank to fail to meet any applicable capital requirements.

                           3.     Category 3: Supplemental Eligible Account Holders

        a.                In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application  for Conversion filed prior to the OTS's approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of (i) the maximum purchase limitation established for the Direct Community Offering, (ii) one-tenth of one percent of the total offering or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the

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total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Paragraphs X.E. and X.J. below.

        b.              Subscription Rights received pursuant to this category shall be subordinated to Subscription Rights granted to Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans; therefore, any Subscription Rights to purchase shares of Conversion Stock received by an Eligible Account Holder in accordance with Category Number 1 or by a Tax-Qualified Employee Stock Benefit Plan in accordance with Category Number 2 shall reduce to the extent thereof the Subscription Rights to be distributed pursuant to this Category.

       c.               In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall  be allocated among  subscribing Supplemental Eligible Account Holders as follows:

              (1)        Shares of Conversion Stock shall be allocated so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase  a number of shares of Conversion Stock sufficient to make his total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category Number 1) equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less.

             (2)         Any shares of Conversion Stock not allocated in accordance with subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.

        d.             If a Person is an Eligible Account Holder and a Supplemental Eligible Account Holder, such Person's allocation as an Eligible Account Holder shall be included in determining the number of shares of Conversion Stock that may be allocated to the Person as a Supplemental Eligible Account Holder.

                    4.    Category 4: Other Members. Other Members shall receive Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. l, 2 and 3 above, subject to the following conditions:

        a.             Each such Other Member shall be entitled to subscribe for the greater of the maximum purchase limitation established for the Direct Community Offering or one-tenth of one percent of the total offering.

      b.              In the event of an oversubscription for shares of Conversion Stock pursuant to Category No. 4, the shares of Conversion Stock available shall be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.

        D.        Direct Community Offering and Syndicated Community Offering

            1.     Any shares of Conversion Stock not purchased through the exercise of Subscription Rights set forth in Category Nos. 1 through 4 above may  be sold by the Holding Company to Persons under such terms and conditions as may be established by the Primary Parties' Boards of Directors with the concurrence of the OTS. The Direct Community Offering may commence concurrently with or as soon as possible after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the OTS. No Person may purchase in the Direct Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $2,000,000. The right to purchase shares of Conversion Stock under the Direct Community Offering is subject to the right

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of the Primary Parties to accept or reject such subscriptions in whole or in part. In the event of an oversubscription for shares in the Direct Community Offering, the shares available shall be allocated among prospective purchasers pro rata on the basis of the amounts of their respective orders. The offering price for which such shares are sold to the general public in the Direct Community Offering shall be the Purchase Price.

           2.      Orders received in the Direct Community Offering first shall be filled up to a maximum of 2% of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

            3.      The Conversion Stock offered in the Direct Community Offering shall be offered and sold in a manner that will achieve the widest distribution thereof. Preference shall be given in the Direct Community Offering to Minority Stockholders and then to natural Persons residing in the Local Community.

           4.       Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Direct Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. No Person may purchase in the Syndicated Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $2,000,000. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of the Subscription Offering and/or Direct Community Offering, provided that the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with the approval of the OTS.

            5.       If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Direct Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Direct Community Offering or Syndicated Community Offering, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

            6.       In the event a Direct Community Offering or Syndicated Community Offering does not appear to be feasible, the Primary Parties will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Primary Parties may terminate the Conversion and Reorganization with the concurrence of the OTS.

        E.         Limitations Upon Purchases

      The following additional limitations and exceptions shall be imposed upon purchases of shares of Conversion Stock:

            1.        Purchases of shares of Conversion Stock in the Conversion, including purchases in the Direct Community Offering or Syndicated Community Offering, by any Person, and Associates thereof, or a group of Persons Acting in Concert, shall not exceed an aggregate purchase price of $4,000,000, except that the ESOP may purchase up to 8% and all Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total Conversion Stock issued and shares held or to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

2.	Officers and Directors and Associates thereof may not purchase in the aggregate more than 25% of the shares sold in the Conversion.

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3.	The members of the Boards of Directors of the Primary Parties will not be deemed to be Associates or a group of Persons Acting in Concert with other directors solely as a result of membership on the Board of Directors.

           4.         Notwithstanding anything to the contrary in this Plan and except as may otherwise required by the OTS, Minority Stockholders will not have to sell any Mid-Tier  Holding Company Common Stock or be limited in receiving Exchange Shares even if their ownership of Mid-Tier Holding Company Common Stock when converted into Exchange Shares would exceed an applicable purchase limitation. In addition, Exchange Shares received by Minority Shareholders will not count against the purchase limitations contained in this Section X.E. for any Conversion Stock they may wish to purchase

           5.       The Primary Parties' Boards of Directors, with the approval of the OTS and without further approval of Members, may, as a result of market conditions and other factors, increase or decrease the purchase limitation in this Plan or the number of shares of Conversion Stock to be sold in the Conversion. If the Primary Parties increase the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the Primary Parties are only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Primary Parties, resolicit certain other large subscribers. If the Primary Parties decrease the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the orders of any Person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

            6.        Notwithstanding any other provisions of this Plan, no person shall be entitled to purchase any Conversion Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for a legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished or is not deemed acceptable in the sole discretion of the Holding Company.

             7.       Prior to and during the Offerings, no Person shall (1) transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of any Subscription Rights or shares of Conversion Stock; (2) make any offer, or any announcement of an offer, to purchase any Conversion Stock from anyone but the Holding Company; or (3) knowingly acquire more than the maximum purchase allowable under this Plan.

     EACH PERSON PURCHASING CONVERSION STOCK IN THE OFFERINGS WILL BE DEEMED TO CONFIRM THAT SUCH PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THIS PLAN. ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THIS PLAN OR OTHERWISE VIOLATES ANY PROVISION OF THIS PLAN SHALL BE DETERMINED BY THE PRIMARY PARTIES IN THEIR SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS AND THE PRIMARY PARTIES MAY TAKE ANY REMEDIAL ACTION, INCLUDING WITHOUT LIMITATION REJECTING THE PURCHASE OR REFERRING THE MATTER TO THE OTS OR OTHER APPROPRIATE STATE OR FEDERAL AGENCY FOR INVESTIGATION AND ACTION, AS IN THEIR SOLE DISCRETION THE PRIMARY PARTIES MAY DEEM APPROPRIATE.

        F.        Restrictions On and Other Characteristics of the Conversion Stock

            1.      Transferability. Conversion Stock purchased by Officers and Directors shall not be sold or otherwise disposed of for value for a period of one year from the effective date of the Conversion and Reorganization, except for any disposition (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the regulatory authorities having jurisdiction.

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The Conversion Stock issued by the Holding Company to Officers and Directors shall bear a legend giving appropriate notice of the one-year holding period restriction. The legend shall state as follows:

"The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations. This restrictive legend shall be deemed null and void after one year from the date of this Certificate."

                      In addition, the Holding Company shall give appropriate instructions to the transfer agent of the Holding Company Stock with respect to the foregoing restrictions. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such Persons as may be then applicable to such restricted stock.

           2.      Subsequent Purchases by Officers and Directors. Without prior approval of the OTS, Officers and Directors, and their Associates, shall be prohibited for a period of three years following completion of the Conversion and Reorganization from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, purchases involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified or non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to such Directors and Officers may be made in negotiated transactions without the OTS's permission or the use of a broker or dealer.

3. Repurchase and Dividend Rights. The Holding Company may repurchase Holding Company Stock subject to applicable laws and the Regulations.

The Savings Bank may not declare or pay a cash dividend on the Capital Stock if the result thereof would be to reduce the regulatory capital of the Savings Bank below (i) the amount required for the Liquidation Account or (ii) the amount required by the OTS.

                     Any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the Regulations or other applicable regulations. The above limitations shall not preclude payment of dividends on, or repurchases of, Capital Stock in the event applicable regulatory limitations are liberalized subsequent to the Conversion and Reorganization.

          4.      Voting Rights. After the Conversion and Reorganization, exclusive voting rights with respect to the Holding Company shall be vested in the  holders of Holding Company Stock and the Holding Company will have exclusive voting rights with respect to the Capital Stock.

     G.      Mailing of Offering Materials and Collation of Subscriptions

    The sale of all shares of Conversion Stock offered pursuant to this Plan must be completed within 24 months after approval of this Plan at the Special Meeting of Members. After (i) approval of this Plan by the OTS, and (ii) the declaration of the effectiveness of the Prospectus, the Holding Company shall distribute Prospectuses and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of this Plan.

    The recipient of an Order Form shall be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, to properly complete, execute and return the Order Form to the Primary Parties. Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Conversion Stock under this Plan.

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    The sale of all shares of Conversion Stock proposed to be sold in connection with the Conversion must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Primary Parties with the approval of the OTS.

       H.         Method of Payment

      Payment for all shares of Conversion Stock may be made in cash, by check or by money order, or if a subscriber has a Deposit Account in the Savings Bank such subscriber may authorize the Savings Bank to charge the subscriber's Deposit Account. The Holding Company shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription Offering from the date payment is received until the Conversion and Reorganization are completed or terminated. The Savings Bank is not permitted knowingly to loan funds and will use its best efforts to insure that credit is not extended to any Person for the purpose of purchasing Conversion Stock.

       If a subscriber authorizes the Savings Bank to charge the subscriber's Deposit Account, the funds shall remain in the subscriber's Deposit Account and shall continue to earn interest, but may not be used by such subscriber until the Conversion and Reorganization are completed or terminated, whichever is earlier. The withdrawal shall be given effect only concurrently with the sale of all shares of Conversion Stock proposed to be sold in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Savings Bank shall allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts held with the Savings Bank without the assessment of early withdrawal penalties, subject to the approval, if necessary, of the applicable regulatory authorities. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance shall earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under this Plan.

       In the event of an unfilled amount of any subscription order, the Savings Bank will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after consummation of the sale of the Conversion Stock. If for any reason the sale of the Conversion Stock is not consummated, purchasers will have refunded to them all payments made and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at the Savings Bank.

       Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, along with evidence of a loan commitment from a financial institution for the purchase of shares, if applicable, during the Subscription Offering and by making payment for the shares on the effective date of the Conversion and Reorganization.

        I.         Order Forms; Insufficient Payment

      A single Order Form for all Deposit Accounts maintained with the Savings Bank by any Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Savings Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

    The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper payment (or authorization of withdrawal from a Deposit Account with sufficient funds therein); or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of this Plan. Furthermore, in the event Order Forms (i) are not delivered and are returned, or notice of non-delivery is given, to any of the Primary Parties by the United States Postal Service or (ii) are not mailed pursuant to a "no mail" order placed in effect by the account

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holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. Subscription orders once tendered are irrevocable. The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive, subject to the authority of the OTS.

         J.         Members in Non-Qualified States or in Foreign Countries

      The Primary Parties shall make reasonable efforts to comply with the securities laws of all states of the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to this Plan reside. However, no such Person shall be offered or receive any such shares under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which the following apply: (a) a small number of Persons otherwise eligible to subscribe for shares of Conversion Stock reside in such state; (b) the granting of Subscription Rights or offer or sale of shares of Conversion Stock to such Persons would require the Holding Company or the Savings Bank or their officers, directors and employees to register, under the securities laws of such state, as a broker, dealer, salesperson or selling agent or to register or otherwise qualify its securities for sale in such state; and (c) such registration or qualification in the judgment of the Primary Parties would be impractical for reasons of cost or otherwise.

XI.     Post-Conversion Filing and Market Making

         In connection with the Conversion and Reorganization the Holding Company shall register the Conversion Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Conversion Stock for a period of three years thereafter. The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the shares of its stock. The Holding Company shall also use its best efforts to list its stock through The Nasdaq Stock Market or on a national or regional securities exchange.

XII.   Status of Deposit Accounts and Loans Subsequent to Conversion and Reorganization

        All Deposit Accounts shall retain the same status after Conversion and Reorganization (except as to voting and liquidation rights) as these accounts had prior thereto. Each Deposit Account holder shall retain, without payment, a withdrawable Deposit Account or accounts after the Conversion and Reorganization, equal in amount to the withdrawable value of such holder's Deposit Account or accounts prior to Conversion and Reorganization as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock. All Deposit Accounts will continue to be insured by the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion and Reorganization as they had prior thereto. See Section X.F.4 with respect to the termination of voting rights of Members.

XIII.  Liquidation Account

        At the time of the MHC Merger, the Savings Bank shall establish the Liquidation Account in an amount equal to the greater of: (a) the Savings Bank's stockholder's equity as of the date of the latest statement of financial condition contained in the final prospectus utilized in the Savings Bank's initial mutual holding company reorganization and minority stock offering, or (b) the percentage of outstanding shares of the Mid-Tier Holding Company Common Stock owned by the Mutual Holding Company before the MHC Merger, multiplied by the Mid-Tier Holding Company's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization. The function of the Liquidation Account will be to preserve the rights of certain holders of Deposit Accounts who maintain such accounts in the Savings Bank following the Conversion and Reorganization to a priority in distributions in the unlikely event of a liquidation of the Savings Bank subsequent to the Reorganization.

        The Liquidation Account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who maintain their Deposit Accounts in the Savings Bank after the Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the

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liquidation account balance, which interest will be referred to in this Section XIII as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as set forth below.

        In the event of a complete liquidation of the Savings Bank subsequent to the Reorganization at a time when the Savings Bank has a positive net worth (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the Capital Stock.

        In the event of a complete liquidation of the Savings Bank subsequent to the Reorganization at a time when (i) the Savings Bank has a positive net worth and (ii) the Holding Company does not have sufficient assets (other than the stock of the Savings Bank) to fund the obligation under the Liquidation Account, the Savings Bank shall fund such remaining obligation as if the Savings Bank had established the Liquidation Account rather than the Holding Company.

        The Board of Directors of the Savings Bank shall adopt an amendment and restatement of the Charter of the Savings Bank to reflect this obligation with respect to the Liquidation Account.

        No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Savings Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the obligation of the Savings Bank hereunder with respect to the Liquidation Account shall be assumed by the surviving entity and in any such transaction involving the Holding Company in which the Holding Company is not the surviving entity the Liquidation Account shall be assumed by the surviving entity, except to the extent otherwise approved by the OTS.

        The initial subaccount balance for a Deposit Account held by an Eligible Account Holder or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder on the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders or Supplemental Eligible Account Holders, as applicable, on the applicable date. If an account holder holds a Deposit Account on the Eligibility Record Date and a separate Deposit Account on the Supplemental Eligibility Record Date, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as follows: if the aggregate deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any December 31, commencing on or after the effective date of the Conversion and Reorganization, is less than (a) the aggregate deposit balance in such Deposit Account at the close of business on any other December 31 subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, or (b) the Qualifying Deposits in such Deposit Account as of the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, then the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder will be reduced to zero if the account holder ceases to maintain a Deposit Account at the Savings Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or the Supplemental Eligibility Record Date.

        Subsequent to the completion of the Conversion and Reorganization, the Savings Bank may not declare or pay cash dividends on, or repurchase any of, its Capital Stock, if such dividend or repurchase would reduce the Savings Bank's regulatory capital below the amount then required for the Liquidation Account otherwise, the existence of the Savings Bank's obligation hereunder with respect to the Liquidation Account shall not operate to restrict the use or application of any of the capital accounts of the Savings Bank. The Savings Bank shall not be required to set aside funds in connection with its obligation hereunder with respect to the Liquidation Account. Eligible Account Holders and

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Supplemental Eligible Account Holders do not retain any voting rights in either the Holding Company or the Savings Bank based on their liquidation subaccounts.

        For purposes of this Section XIII, a Deposit Account includes a predecessor or successor account which is held by the holder of a Deposit Account with the same social security number.

XIV.   Restrictions on Acquisition of Stock of the Holding Company

          A.         For a period of three years following completion of the Conversion and Reorganization, no Person may make directly, or indirectly, any offer to acquire or actually acquire Holding Company Common Stock if, after consummation of such acquisition, such person would be the beneficial owner of more than 10% of the Holding Company's Common Stock, without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding one percent per annum of the shares outstanding. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any Person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of equity security of the Holding Company within such three-year period, without the prior approval of the OTS, stock of the Holding Company beneficially owned by such Person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. The provisions of this regulation shall not apply to the acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company.

        B.         The Holding Company may provide in its articles of incorporation a provision that, for a specified period of up to five years following the effective date of the Conversion and Reorganization, no Person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company. Such provisions would not apply to acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company. The Holding Company may provide in its articles of incorporation for such other provisions affecting the acquisition of its stock as shall be determined by its Board of Directors, including a provision that no record owner of more than 10% of any class of equity security shall be entitled or permitted to any vote in respect of shares held in excess of 10%.

XV.  Directors and Officers of the Savings Bank

        The Conversion and Reorganization are not intended to result in any change in the Directors or Officers. Each person serving as a Director or Officer of the Holding Company or the Savings Bank at the time of the Conversion and Reorganization shall continue to serve as a Director or Officer of the Holding Company or the Savings Bank, as the case may be, for the balance of the term for which the person was elected prior to the Conversion and Reorganization, and until a successor is elected and qualified.. In connection with the Conversion and Reorganization, the Savings Bank and the Holding Company may enter into employment agreements and change of control agreements on such terms and with such officers as shall be determined by the Boards of Directors of the Savings Bank and the Holding Company.

XVI.  Executive Compensation

         A.         By participating in the Conversion and Reorganization, the Holding Company shall have approved adoption of the Home Federal Bancorp's Employee Stock Ownership Plan, the Home Federal Bancorp 2005 Stock Option and Incentive Plan and the Home Federal Bancorp 2005 Recognition and Retention Plan as plans of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of Mid-Tier Holding Company Common Stock pursuant to the terms of each such plan. As of the effective date of the Conversion and Reorganization, shares outstanding or available under these plans shall be exchanged for shares of Holding Company Common Stock equal to the number of shares of Mid-Tier Holding Company Stock outstanding or available under these plans immediately prior to the effective date multiplied by the Exchange Ratio. As of the effective date of the Conversion and Reorganization, rights outstanding under these plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding

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Company Common Stock equal to the number of shares of Mid-Tier Holding Company Common Stock that were available thereunder immediately prior to the effective date multiplied by the Exchange Ratio, and the price of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the rights is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to these plans to reflect the adoption of the plans by the Holding Company without adverse effect upon the rights outstanding thereunder.

         B.         The Holding Company and the Savings Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion and Reorganization, including without limitation an employee stock ownership plan.

        C.         Subsequent to the Conversion and Reorganization, the Holding Company and the Savings Bank are authorized to adopt executive compensation or other benefit programs, including but not limited to, compensation plans involving stock options, stock appreciation rights, restricted stock plans, employee recognition programs and similar plans, provided however that, with respect to any such plan implemented during the one-year period subsequent to the date of consummation of the Conversion and Reorganization, any such plan: (i) shall be disclosed in the proxy solicitation materials for the Special Meeting of Members and in the Registration Statement; (ii) in the case of stock option plans, shall have a total number of shares of common stock for which options may be granted of not more than 10% of the amount of Conversion Stock issued in the Conversion and Reorganization; (iii) in the case of management or employee recognition or grant plans, shall have a total number of shares of common stock of not more than 4% of the amount of Conversion Stock issued in the Conversion and Reorganization; (iv) in the case of stock option plans and employee recognition or grant plans, shall be submitted for approval by the holders of the Holding Company Common Stock no earlier than six months following consummation of the Conversion and Reorganization; and (v) shall comply with all other applicable requirements of the OTS.

        D.         Existing, as well as any newly-created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

      E.         The Holding Company and the Savings Bank are authorized to enter into employment or severance agreements with their executive officers. By participating in the Conversion and Reorganization, the Holding Company shall have approved adoption of any existing employment, severance, retirement or related agreements of the Mid-Tier Holding Company with its Officers.

XVII. Amendment or Termination of Plan

          If necessary or desirable, this Plan may be amended by a two-thirds vote of the Primary Parties' Boards of Directors, at any time prior to submission of this Plan and proxy materials to the Members. At any time after submission of this Plan and proxy materials to the Members, this Plan may be amended by a two-thirds vote of the Boards of Directors only with the concurrence of the OTS. This Plan may be terminated by a two-thirds vote of the Boards of Directors at any time prior to the Special Meeting, and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Boards of Directors may modify or terminate this Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Members.

          In the event that mandatory new regulations pertaining to conversions are adopted by the OTS prior to the completion of the Conversion and Reorganization, this Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another meeting of Members. In the event that new conversion regulations adopted by the OTS prior to completion of the Conversion and Reorganization contain optional provisions, this Plan may be amended to utilize such optional provisions at the discretion of the Boards of Directors without a resolicitation of proxies or another meeting of Members.

           By adoption of this Plan, the Members authorize the Boards of Directors to amend and/or terminate this Plan under the circumstances set forth above.

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XVIII.     Expenses of the Conversion and Reorganization

                The Primary Parties shall use their best efforts to assure that expenses incurred in connection with the Conversion and Reorganization shall be reasonable.

XIX.        Contributions to Tax-Qualified Plans

                The Holding Company and/or the Savings Bank may make discretionary contributions to the Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Savings Bank or the Holding Company to fail to meet their regulatory capital requirements.

XX.         Severability

                If any term, provision, covenant or restriction contained in this Plan is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Plan shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

XXI.         Miscellaneous

                This Plan is to be governed by and construed in accordance with the laws of the United States. All interpretations of this Plan and application of its provisions to particular circumstances shall be made by the Board of Directors of the Savings Bank and all such interpretations shall be final, subject to the authority of the OTS. Neither the cover page nor the section headings are to be considered a part of this Plan, but are included solely for convenience of reference and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof. Any reference to a Section or Paragraph shall refer to a Section or Paragraph of this Plan, unless otherwise stated. Except for such rights as are set forth herein for Eligible Account Holders and Supplemental Eligible Account Holders, this Plan shall create no rights in any Person. The terms defined in this Plan have the meanings assigned to them in this Plan and include the plural as well as the singular, and words of any gender shall include each other gender where appropriate.

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Exhibit 99.1

Press release of Home Federal Bancorp, Inc. dated May 11, 2007

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Contact:
Home Federal Bancorp, Inc.
Daniel L. Stevens, Chairman, President & CEO
Robert A. Schoelkoph, SVP, Treasurer & CFO
208-466-4634
www.myhomefed.com

PRESS RELEASE - For Immediate Release

HOME FEDERAL BANCORP, INC. ANNOUNCES ADOPTION OF PLAN OF
CONVERSION AND REORGANIZATION

Nampa, Idaho - (May 11, 2007) Home Federal Bancorp, Inc. (the "Company") (Nasdaq GSM: HOME), today announced that the Boards of Directors of Home Federal, MHC (the "Mutual Holding Company"), the Company and Home Federal Bank (the "Bank") unanimously adopted a Plan of Conversion and Reorganization (the "Plan of Conversion"), pursuant to which the mutual holding company will convert to the stock form of organization. Pursuant to the Plan of Conversion, (i) the Mutual Holding Company will convert to stock form, (ii) the Mutual Holding Company and the Company will merge into the Bank and the Bank will become a wholly owned subsidiary of a newly chartered stock company (the "Holding Company"), (iii) the shares of common stock of the Company held by persons other than the Mutual Holding Company will be converted into shares of common stock of the Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons, and (iv) the Holding Company will offer and sell shares of its common stock to certain depositors of the Bank, residents of Bank's local community and shareholders of the Company and others in the manner and subject to the priorities set forth in the Plan of Conversion. The exchange ratio and the amount of stock sold will be based on an appraisal of the Company. The highest priority will be depositors with qualifying deposits as of March 31, 2006.

"We believe that adoption of this Plan of Conversion is in the best interest of our shareholders and of the Bank's depositors," stated Daniel L. Stevens, Chairman, President and Chief Executive Officer of the Company. "Given our significant growth and implementation of our community banking plans, our proposed second-step conversion and stock offering is a logical choice at this time. Before our mutual holding company formation and offering, we had $496.8 million in assets. We have grown to $746.0 million in assets at March 31, 2007. The stock holding company structure and the second step conversion and stock offering should increase the liquidity in our common stock, provide additional capital to support future growth of the Bank and facilitate our continued development as a full service community bank," continued Mr. Stevens.

The transactions contemplated by the Plan of Conversion are subject to approval of the Company's shareholders (including the approval of a majority of the shares held by persons other than the Mutual Holding Company), the Bank's depositors and regulatory agencies. Proxy and offering materials setting forth detailed information relating to the Plan of Conversion will be sent to the Bank's depositors and shareholders of the Company for their consideration in a few months. The Company anticipates that the transactions will be completed late in the third quarter or early in the fourth quarter of the 2007 calendar year.

After the conversion, the Bank's deposits will continue to be insured by the Federal Deposit Insurance Corporation, and the Bank will maintain its membership in the Federal Home Loan Bank System. The Company will be a savings and loan holding company regulated by the Office of Thrift Supervision.

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Home Federal Bancorp, Inc
May 11, 2007

Depositors will continue to hold accounts in the Bank identical as to dollar amount, rate of return and general terms (other than voting and liquidation rights). Borrowers' loans will be unaffected by the conversion and will remain contractually fixed as they existed prior to the conversion. The normal business of the Bank is accepting deposits and making loans and will continue without interruption in its existing offices.

Home Federal Bancorp, Inc. is a federally chartered savings and loan holding company headquartered in Nampa, Idaho. It is the parent company of Home Federal Bank, a federally chartered savings bank that was originally organized in 1920 as a building and loan association. The Company serves the Treasure Valley region of southwestern Idaho that includes Ada, Canyon, Elmore and Gem Counties, through 15 full-service banking offices and two mortgage loan centers. The Company's common stock is traded on the NASDAQ Global Market under the symbol "HOME." The Company's stock is also included in the America's Community Bankers NASDAQ Index. For more information, visit the Company web site at www.myhomefed.com.

The offering will be made only by means of a prospectus in accordance with the Securities Act of 1933, as amended, and all applicable state securities laws; this press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The shares of common stock of the Company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Forward Looking Statements:

Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development lending, commercial and small business banking and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2006, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

***

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